UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2018

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 1, 2018, Malvern Bancorp, Inc. (the “Company”), the parent company of Malvern Bank, National Association, issued a press release announcing the commencement of an underwritten public offering of $25.0 million of the Company’s common stock (the “Offering”) through Sandler O’Neill + Partners, L.P. (the “Underwriter”). The Company intends to grant the Underwriter a 30-day option to purchase from the Company up to an additional 15 percent of the offered amount of common stock.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the investor presentation for the Offering, which is also being filed with the Securities and Exchange Commission as an issuer free writing prospectus, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated October 1, 2018.
99.2	Investor Presentation dated October 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: October 1, 2018	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

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